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Exhibit 10.74

IDEC PHARMACEUTICALS CORPORATION
PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN

I.
Purpose

        This Performance Based Management Incentive Plan (the "Plan") is maintained by IDEC Pharmaceuticals Corporation (the "Company") to:

A.
Attract and retain persons of outstanding competence.

B.
Stimulate outstanding effort to bring about exceptional operating performance and reward the contributors to this performance by providing them with a share of the resulting benefits.

        The Plan is intended to supplement a person's base salary and result in total cash compensation for above average performance that exceeds the average compensation levels of comparable companies. Incentive awards paid under the Plan are intended to satisfy the "qualified performance-based compensation" requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

II.
Basic Concepts

        Since the purpose of the Plan is to stimulate and reward outstanding performance in the accomplishment of specific objectives, the Plan should generally be formally integrated with the objectives of the total management system. The Plan should thus support a continuing and meaningful emphasis on the effective use of goal setting and management by objectives and generally should be aligned with the goals reflected in the approved annual plan of the Company.

        Annual incentive award programs under the Plan shall be developed under the following basic concepts:

A.
The advance identification of the participants in the Plan and the establishment of target incentive awards, specific performance goals and the extent to which each such objective shall determine the actual award.

B.
The establishment of a range in the actual incentive awards available under the Plan to reflect the achievements of the respective participants as well as the achievement of the Company-wide performance goals.

III.
Eligibility

A.
Participation in the Plan shall be limited to executive officers of the Company and its subsidiaries and affiliates and certain other key employees of the Company and its subsidiaries nominated by the Chief Executive Officer (the "CEO") and approved by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), or selected by the Compensation Committee (each employee participating in the Plan a "Participant").

B.
Unless otherwise specifically authorized by the Compensation Committee, persons approved for participation in the Plan (each employee participating in the Plan a "Participant") shall be excluded from participation in any other cash bonus or incentive program of the Company or its subsidiaries and affiliates.

IV.
Basis of Participation

A.
Participants may receive incentive awards under the Plan on the basis of percentages established in advance as recommended by the CEO and approved by the Compensation Committee as part of the annual compensation plan, or as established by the Compensation Committee.

B.
The target incentive award for a Participant shall be developed in accordance with the following:

          1.     In connection with the planning of their performance goals for the plan year, the CEO shall recommend (for approval by the Compensation Committee), or the Compensation Committee shall establish, the individual Participants and the target incentive award for each Participant (expressed as a percentage of the annual base pay of the Participant).

          2.     The target incentive award for each Participant (expressed as a percentage of annual base pay of the Participant) shall be established in accordance with guidelines established by the Compensation Committee.

            (a)   Because of the many variables in establishing base salary structures, the Plan does not contemplate achieving any degree of uniformity in the relationship of incentive awards to annual base pay. Therefore, the range of target incentive awards will be rather broad. Individual target incentive awards should be based upon consideration of:

              (i)    relative significance of the individual's function in directly influencing the performance of the Company;

              (ii)   the target incentive awards for individuals in similar roles at competing companies; and

              (iii)  the relative competitive total compensation for the respective positions.

C.
Each plan year, the Compensation Committee shall establish a formula for determining the amount of incentive award a Participant may receive and such formula shall specify the Participants or class of Participants to which such formula applies. Generally, a formula established by the Compensation Committee shall reflect both (1) Company-wide goals ("Corporate Goals") which generally should be based on key elements of the Company's annual plan and (2) specific goals relating to the performance of the respective Participant ("Individual Goals"). Corporate Goals and Individual Goals shall be objective and the formula shall be objective and state the method for computing the amount that may be paid to a Participant if the performance goal or goals are attained. A formula established by the Compensation Committee may provide that if certain specified goals are not met, no incentive awards will be awarded under the Plan for the plan year to which such formula applies.

D.
Subject to Sections VII.C, VIII.B, VIII.C and VIII.D, the actual incentive award to a Participant under the Plan shall be computed according to the formula determined pursuant to Section IV.C; provided, however, that the Compensation Committee shall have the discretion to decrease the amount of the incentive award payable. A Participant may receive an incentive award that is less than, equal to or greater than his or her target incentive award provided, however, that the calculation shall not be discretionary but rather shall be pursuant to an objective formula for computing the amount of compensation payable to the Participant if the applicable performance goals are attained.

E.
Individual Goals shall be established as follows:

          1.     Individual Goals shall be based on one or more of the business criteria set forth in Section V.B and shall relate to significant and measurable areas that require special attention during the plan year. The purpose is to add special emphasis to those particular activities and reward for their accomplishments. From year-to-year, it is expected that the emphasis will change both in relation to the selected Individual Goals as well as to the importance of such goals in determining the actual incentive award.

          2.     Individual Goals shall be precise in establishing the targets and the basis for measurement of accomplishment, and if there can be variations in the degree of accomplishment of an individual goal, the extent to which such goal will be considered satisfied upon attainment of the levels of accomplishment shall be clearly stated.

          3.     Where Individual Goals relate to dollar objectives, they should be identified with or reconciled to amounts reflected in the Company's approved annual operating plan.

V.
Code Section 162(m) Requirements

A.
Notwithstanding any provision of the Plan to the contrary, incentive awards shall be paid solely on account of the attainment of one or more objective performance goals which (1) are pre-established by the Compensation Committee, (2) are based on one or more of the business criteria listed below in Section V.B, and (3) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to a Participant if the goal is attained; provided, however, that incentive awards may also be paid in accordance with Section VIII.B.

B.
Notwithstanding any provision of the Plan to the contrary, performance goals shall be based on one or more of the following business criteria: revenue growth; earnings per share; return on capital employed; profits after taxes; total return to stockholder and earnings before any one or more of the following items: interest, taxes, depreciation or amortization; operating income; cash flow; return on equity; return on invested capital; return on assets; cost reductions or savings; funds from operations; appreciation in the market value of Company common stock; progress on the Company's product pipeline; research productivity; movement of programs from research to development; product development; product market share; in-licensing and/or out-licensing; mergers and/or acquisitions; sales of assets and/or subsidiaries; litigation; information services related projects; employee turnover and/or other human resources activities; manufacturing quality; production measures; inventory levels; supply chain management; support services; site, plant, building and/or facility development; government relations; management and board of directors composition; leadership development and/or talent management.

C.
Notwithstanding any provision of the Plan to the contrary, the calculation of an incentive award (including any increase above the target incentive award but excluding any decrease in the award payable) shall not be discretionary but rather shall be pursuant to an objective formula for computing the amount of incentive award payable to a Participant if the applicable goals are attained.

D.
Notwithstanding any provision of the Plan to the contrary, to the extent necessary to comply with the qualified performance-based compensation requirements of Code Section 162(m), award formulas shall be adopted in each performance period by the Compensation Committee no later than the latest time permitted by Code Section 162(m) (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No incentive awards shall be paid to Participants unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goals with respect to such incentive award as required by Code Section 162(m). Although the Compensation Committee may in its sole discretion reduce an incentive award payable to a Participant pursuant to the applicable formula, subject to Section VIII.B the Compensation Committee shall have no discretion to increase the amount of a Participant's incentive award as determined under the applicable formula.

VI.
Administration

A.
The overall administration of the Plan shall be under the direction of the Compensation Committee. The Compensation Committee shall consist solely of two or more members of the Company's Board of Directors who qualify as "outside directors" for purposes of Code Section 162(m).

B.
Responsibility for the operating administration of the Plan shall be under the direction of the Company's senior human resources officer.

VII.
Determination of Incentive Awards

A.
Promptly following the close of a plan year, the respective managers shall evaluate the performance of the Participants, determine the extent to which Individual Goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 225%) and, with assistance from the Company's chief human resources officer, forward a report on such evaluations and determinations to the Compensation Committee for review and approval. In all cases, the extent to which Individual Goals were achieved shall be determined only after a self-assessment has been completed.

B.
The final determination of the extent to which Corporate Goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 225%) will be made by the Compensation Committee, promptly following the availability of year-end financial and technical results.

C.
Subject to the limitation that the maximum amount payable under the Plan to any employee during any calendar year may not exceed $3,500,000 and subject to Sections IV.D, VIII.B, VIII.C and VIII.D, incentive awards to Participants shall be computed according to the formula established under Section IV.C, using, to the extent applicable to such formula, the percent achievement determined in accordance with Section VII.A and the percent achievement determined in accordance with Section VII.B.

VIII.
Payments, Termination of Employment and General Conditions

A.
Subject to Section VIII.C and VIII.D, payments to Participants who have been determined to be entitled to incentive awards shall be made in cash generally not later than the fifteenth day of the third calendar month following the close of the Company's fiscal year.

B.
A Participant must be employed by the Company on the last day of a plan year to be eligible for an incentive award. A Participant whose employment with the company is terminated prior to the end of a plan year due to death, disability or a change of ownership or control of the Company may receive an incentive award at the discretion of the Compensation Committee. A Participant whose employment with the Company is terminated for any reason other than death, disability or a change of ownership or control of the Company may receive an incentive award at the discretion of the Compensation Committee only if the applicable performance goals were attained prior to such termination.

C.
While it is the intent of the Company to continue the Plan during any year for which it is established and to make incentive awards to Participants in accordance with these policies and guidelines, the Company reserves the right to amend, modify or terminate the Plan, any annual incentive program under the Plan or any Participant's participation in the Plan at any time or on such conditions as the Compensation Committee shall deem appropriate; provided, however, that once the Compensation Committee has established the performance goals underlying an incentive award the Compensation Committee may not change either such performance goals or the formula for computing whether such goals were met and the Compensation Committee may not increase the amount of the target incentive award (the Compensation Committee may, however, decrease the amount of a Participant's actual incentive award). No Participant shall have any right to any incentive award under the Plan until such award and the amount thereof has been finally approved by the Compensation Committee and communicated to such Participant after the end of the plan year for which the award is being made.

D.
No incentive awards shall be paid under the Plan unless and until the material terms of the performance goals under which incentive awards may be paid have been approved by the Company's stockholders as required by Section 162(m) of the Code. So long as the Plan shall not have been previously terminated by the Company, the material terms of the performance goals under which incentive awards may be paid shall be resubmitted for approval by the Company's stockholders in the fifth year after the material terms of the performance goals under which incentive awards may be paid shall have first been approved by the Company's stockholders and every fifth year thereafter. In addition, the material terms of the performance goals under which incentive awards may be paid shall be resubmitted to the Company's stockholders for approval if the Plan is amended in any way which changes the persons eligible under the Plan, the business criteria listed in Section V.B, the maximum amount of compensation which may be paid to any Participant under the Plan in any calendar year, or the material terms of the performance goals.

E.
A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death, shall receive payment of any incentive award that may be determined under Section VIII.B. Such designation shall be made by the Participant on a form prescribed by the Compensation Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Compensation Committee, signed by the Participant and received by the Company. If a Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an incentive award, awards payable under the Plan otherwise to a beneficiary shall be paid to the Participant's estate. Submission of a beneficiary designation form and its receipt by the Company does not in any way alter or diminish the discretionary authority granted to the Compensation Committee under Section VIII.B.

F.
The Plan is not a contract between the Company and any Participant. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan.

G.
A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section VIII.E, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay incentive awards with respect to the Participant.

H.
The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards.

I.
The Company shall have the right to deduct from incentive awards paid any taxes or other amounts required by law to be withheld.

J.
It is the intent of the Company that the Plan and incentive awards under the Plan comply with the applicable provisions of Section 162(m) of the Code. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 162(m) of the Code, that Plan provisions shall cease to apply.

K.
The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws provisions.

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IDEC PHARMACEUTICALS CORPORATION PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN